8K2.1A


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                            ___________________


                                 FORM 8-K/A




                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported:)  September 26, 1995




                           OCEAN BIO-CHEM, INC.

            (Exact name of registrant as specified in charter)



         Florida                    0-11102                 59-1564329
(State or other jurisdiction    (Commission File            (IRS Employer
     of incorporation)               Number)             Identification No.)



4041 S. W. 47 Avenue, Fort Lauderdale, Florida            33314
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (305) 587-6280

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                   INFORMATION TO BE INCLUDED IN REPORT


Item 4.   Changes in Registrants Certifying Accountant.

          The Registrant has dismissed its independent public accounting firm of Levi, Rattner,Cahlin & Co., P.A. and replaced it with the independent public accounting firm of Infante, Lago & Company.

     The firm of Levi, Rattner, Cahlin & Co., P.A.'s report on the financial statements of Registrant for the past two (2) years contained no adverse opinion, no disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The change of accountants was recommended and approved by the Board of Directors of Registrant.

     There were no disagreements or "reportable events" (as described in Items 304(a)(1)(iv) and (v) of Regulation S-K) with the firm of Levi, Rattner, Cahlin & Co., P.A. during the two most recent fiscal years and any subsequent interim period through the date of such dismissal (September 26, 1995) as to any matter of accounting principles, practices, financial statement disclosure or auditing scope or procedure.

      The Registrant provided the firm of Levi, Rattner, Cahlin & Co., P.A. with a copy of these disclosures on September 26, 1995 and requested the firm of Levi, Rattner, Cahlin & Co., P.A. to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to this item and, if not, stating the respects in which it does not agree.

Exhibits:

1. Letter dated September 27, 1995 from Levi, Rattner, Cahlin & Co. P.A.



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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   OCEAN BIO-CHEM, INC.
                                   Registrant

Date: November 7, 1995           /s/ Peter Dornau
                                 Peter Dornau, President